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                                                                    EXHIBIT 10.3

                                                            Final Conformed Copy

                               PLACEMENT AGREEMENT

                                      among

                          MERCANTILE BANK CORPORATION,

                         MERCANTILE BANK CAPITAL TRUST I

                                       and

                         SUNTRUST CAPITAL MARKETS, INC.

                                ----------------

                         Dated as of September 16, 2004

                                ----------------

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                           Mercantile Bank Corporation

                    $16,000,000 Series A Preferred Securities
                    $16,000,000 Series B Preferred Securities

            Series A and Series B Floating Rate Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)

                               PLACEMENT AGREEMENT

                             ----------------------

                                                              September 16, 2004

SunTrust Capital Markets, Inc.
303 Peachtree Street, N.E.
24th Floor, Mail Code 3950
Atlanta, Georgia 30308

Ladies and Gentlemen:

      Mercantile Bank Corporation, a Michigan corporation (the "Company"), and its financing subsidiary, Mercantile Bank Capital Trust I, a Delaware statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agent (the "Placement Agent"), as follows:

Section 1. Issuance and Sale of Securities.

      1.1 Introduction. The Offerors propose to issue and sell at the Initial Closing (as defined in Section 2.3.1 hereof) SIXTEEN MILLION ($16,000,000) DOLLARS of the Trust's Series A Floating Rate Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a variable rate of interest per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.18% (the "Series A Preferred Securities"), and at the Subsequent Closing (as defined in Section 2.3.1 hereof) SIXTEEN MILLION ($16,000,000) DOLLARS of the Trust's Series B Floating Rate Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a variable rate of interest per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.18% (the "Series B Preferred Securities" and together with the Series A Preferred Securities, the "Preferred Securities"), to STI Investment Management, Inc., a Delaware corporation (the "Purchaser"), pursuant to the terms of the Preferred Securities Subscription Agreements entered into, or to be entered into on or prior to each Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (each a "Subscription Agreement" and collectively, the "Subscription Agreements"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

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      1.2 Operative Agreements. The Preferred Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the date hereof and executed and delivered by the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Preferred Securities. The entire proceeds from the sale by the Trust to the holders of the Preferred Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its Series A and Series B common securities (the "Common Securities"), and shall be used by the Trust to purchase THIRTY TWO MILLION NINE HUNDRED NINETY THOUSAND ($32,990,000) DOLLARS in principal amount of the Series A and Series B Floating Rate Junior Subordinated Notes (the "Junior Subordinated Notes") of the Company. The Preferred Securities and the Common Securities of the Trust shall be issued pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), the Administrative Trustees named therein and the Company, to be dated as of the date hereof and in substantially the form heretofore delivered to the Placement Agent (the "Trust Agreement"). The Junior Subordinated Notes shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the date hereof, between the Company and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"). The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the "Operative Documents." The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to as the "Securities." All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

      1.3 Rights of Purchaser. The Preferred Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Preferred Securities, the Junior Subordinated Notes or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreements and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agent have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

      1.4 Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities and Junior Subordinated Notes certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2. Purchase of Preferred Securities.

      2.1 Exclusive Rights; Purchase Price. From the date hereof until the Subsequent Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agent), the Offerors hereby grant to the Placement Agent the exclusive right to

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arrange for the sale to the Purchaser of each series of Preferred Securities at a purchase price equal to $1,000 per Preferred Security. The aggregate purchase price of each series of Preferred Securities shall be SIXTEEN MILLION ($16,000,000) DOLLARS (the "Purchase Price"), which Purchase Price is equal to 100% of the stated liquidation amount of a given series of Preferred Securities.

      2.2 Subscription. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreements and returning the same to the Placement Agent.

      2.3 Closing and Delivery of Payment.

      2.3.1 Closing; Closing Date. The initial closing (the "Initial Closing") for the sale and purchase of the Series A Preferred Securities by the Offerors to the Purchaser shall occur at the offices of Powell, Goldstein, Frazer & Murphy LLP, or such other place as the parties hereto shall agree at 11:00 a.m. (eastern time) on September 16, 2004, or such other later date as the parties may designate (the date and time of delivery and payment for the Series A Preferred Securities being herein called the "Initial Closing Date"). The subsequent closing (the "Subsequent Closing") for the sale and purchase of the Series B Preferred Securities by the Offerors to the Purchaser shall occur at the offices of Powell, Goldstein, Frazer & Murphy LLP, or such other place as the parties hereto shall agree at 11:00 a.m. (eastern time) on or prior to December 15, 2004, or such other later date as the parties may designate (the date and time of delivery and payment for the Series B Preferred Securities being herein called the "Subsequent Closing Date", the Initial Closing Date and the Subsequent Closing Date each being, a "Closing Date"). Each series of Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price (as defined in the applicable Subscription Agreement) to the Offerors in immediately available funds on the applicable Closing Date to a U.S. account designated in writing by the Company at least two
(2) business days prior to such Closing Date.

      2.3.2 Delivery. Delivery of each series of Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the applicable Closing Date. The Company and the Trust agree to have each series of Preferred Securities available for inspection and checking by the Purchaser in Atlanta, Georgia not later than 1:00 P.M., eastern time, on the business day prior to the applicable Closing Date.

      2.4 Placement Agent's Fees and Expenses.

      2.4.1 Placement Agent's Compensation. The Company shall not be required to pay a placement fee or commission to the Placement Agent in connection with the transactions contemplated hereby.

      2.4.2 Costs and Expenses. The Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) (i) all costs and expenses incident to the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; and (ii) the fees and all reasonable expenses of the Guarantee Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying

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agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed $3,000 in administrative fees annually with respect to all Preferred Securities issued under the Trust and legal fees and disbursements of $1,500 for each of the Initial and Subsequent Closings; provided, that the Company shall be entitled to a reimbursement by the Placement Agent on each Closing Date for up to $1,500 in legal fees incurred in connection with the closing of the transactions contemplated hereby. The acceptance and administrative fees will be fixed for the life of the trust so long as there is no event of default or other event in which the trustee has the right to retain counsel. In such a case, those fees and expenses will be billed at the trustee's cost.

      2.4.3 Reimbursement of Expenses. If the sale of any of the Preferred Securities provided for in this Agreement is not consummated because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, because this Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by this Agreement, the Company will reimburse the Placement Agent upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Placement Agent's or Purchaser's counsel) that shall have been incurred by the Placement Agent or Purchaser in connection with the transaction contemplated by this Agreement. The Company shall not in any event be liable to the Placement Agent or Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement.

Section 3. Closing Conditions. The obligations of the parties under this Agreement on each Closing Date are subject to the following conditions:

      3.1 Accuracy of Representations and Warranties. The representations and warranties contained in this Agreement, and the statements of the Offerors made in any certificates pursuant to this Agreement, shall be accurate as of the date of delivery of each series of Preferred Securities:

      3.2 Opinions of Counsel. On each Closing Date, the Placement Agent shall have received the following favorable opinions, each dated as of the applicable Closing Date: (a) from Dickinson Wright PLLC, counsel for the Offerors, addressed to the Purchaser, the Placement Agent and the Indenture Trustee in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Powell, Goldstein, Frazer & Murphy LLP, special tax counsel for the Placement Agent and Purchaser, addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, (c) from Richards Layton & Finger, P.A., special Delaware counsel to the Placement Agent and Purchaser and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, and (d) from Richards Layton & Finger, P.A., special counsel to the Indenture Trustee, the Property Trustee and the Guarantee Trustee and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-4 attached hereto and incorporated herein by this reference. Each opinion addressed to the Purchaser shall state that the first entity, if any, to which the Purchaser transfers any of the Preferred Securities (each, a "Subsequent Purchaser") shall be entitled to rely on such opinion.

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      3.3 Officer's Certificate. The Company shall have furnished to the
Placement Agent and the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Placement Agent and the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated as of the applicable Closing Date, and, in the case of the Company, as to 3.3.1 and 3.3.2 below and, in the case of the Trust, as to 3.3.1 below:

      3.3.1 the representations and warranties in this Agreement are true and correct on and as of the applicable Closing Date with the same effect as if made on such Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to such Closing Date; and

      3.3.2 since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

      3.4 No Subsequent Change. Subsequent to the execution of this Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business, prospects or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Placement Agent's or Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities to be purchased on such Closing Date.

      3.5 Delivery of Operative Documents. Each of the Operative Documents shall have been duly authorized, executed and delivered by each party thereto, and copies thereof shall have been delivered to the Company, the Trust, the Purchaser and the Placement Agent.

      3.6 Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

      3.7 Information. Prior to or on each Closing Date, the Offerors shall have furnished to the Placement Agent, the Purchaser and their respective counsel such further information, certificates, opinions and documents as the Placement Agent, Purchaser or their respective counsel may reasonably request.

      If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agent, the Purchaser or their respective counsel, this Agreement and all the Placement Agent's obligations hereunder may be canceled at, or any time prior to, the

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Subsequent Closing Date by the Placement Agent. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

      Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Placement Agent, Purchaser or their respective counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

Section 4. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to the Placement Agent and the Purchaser as of the date hereof and as of each Closing Date as follows with respect to the Securities to be issued and sold and the transactions to be entered into on the applicable Closing Date:

      4.1 Representations and Warranties of the Company and the Trust.

            (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

            (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities.

            (c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

            (d) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, neither the Company nor the Trust will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

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            (e)   Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities.

      4.2 Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to, or otherwise bound by, any agreement other than the Operative Documents. The Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

      4.3 Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on each Closing Date specified in Section 2.3.1, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary banks and has been duly authorized by the Company to execute and deliver the Trust Agreement. To the knowledge of the Administrative Trustees, the Trust is not in violation of any provision of the Statutory Trust Act.

      4.4 Guarantee Agreement and the Indenture. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on each Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity.

      4.5 Preferred Securities and Common Securities. The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on each Closing Date to the Purchaser in accordance with this Agreement and the Subscription Agreements, in the case of the Preferred Securities, and to the Company in accordance with the Common Securities Subscription Agreements between the Company and the Trust, dated as of the applicable Closing Date, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement,

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enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to preemptive or other similar rights. On each Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each, a "Lien").

      4.6 Junior Subordinated Notes. The Junior Subordinated Notes have been duly authorized by the Company and, on each Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Subscription Agreements between the Company and the Trust, each dated as of the applicable Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity.

      4.7 Placement Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the legal, valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity.

      4.8 Defaults. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, the consummation of the transactions contemplated herein or therein, or the use of the proceeds therefrom, (i) will conflict with or constitute a breach of, or a default under, the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust, or the Company or any of its subsidiaries, or their respective properties or assets (collectively, "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, prospects and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect")

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or (iii) require the consent, approval, authorization or order of any court or
Governmental Entity, other than such as have been previously obtained. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

      4.9 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Michigan, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      4.10 Subsidiaries of the Company. Each of the Company's significant subsidiaries listed in Schedule 1 (as defined in Section 1-02 of Regulation S-X under the Securities Act) (the "Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact. Each Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      4.11 Government Licenses and Regulatory Compliance. Each of the Trust, the Company and each of its Subsidiaries hold all necessary approvals, authorizations, orders, licenses, certificates and permits (collectively, "Government Licenses") of and from Governmental Entities necessary to conduct its respective business as now being conducted, and neither the Trust, the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Government Licenses are valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

      4.12 Property. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted and has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the

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aggregate, have a Material Adverse Effect and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

      4.13 Conflicts, Authorizations and Approvals. Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any such Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such default would not, singly or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

      4.14 Holding Company Registration and Deposit Insurance. The Company is duly registered (i) as a bank holding company, and has filed an effective election with the Federal Reserve Bank of Chicago to be a financial holding company, under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to the knowledge of the Company, threatened.

      4.15 Financial Statements.

            (a) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries at and for the fiscal year ended December 31, 2003 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries at and for the quarter ended June 30, 2004 with respect to the Initial Closing and September 30, 2004 with respect to the Subsequent Closing (in each case, the "Interim Financial Statements") provided to the Placement Agent are the most recently available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and, except as described in Schedule 4.15(a), fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

            (b) The Company's report on FRY-9C, dated June 30, 2004 (the "FRY-9C") with respect to the Initial Closing and September 30, 2004 with respect to the Subsequent Closing, provided to the Placement Agent is the most recently available such report, and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries.

            (c) Since the respective dates of the Financial Statements, Interim Financial Statements and the FRY-9C, there has not been any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of the Company and its subsidiaries, taken as a whole.

            (d) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

      4.16 Regulatory Enforcement Matters. None of the Trust, the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Action"), nor has the Trust, the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its Subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its Subsidiaries.

      4.17 No Undisclosed Liabilities. None of the Trust, the Company nor any of its Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its Subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

      4.18 Litigation. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust or the Company or any of the Subsidiaries, except for such actions, suits or proceedings that, if adversely determined, could not, singly or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by the Operative Documents or to have a Material Adverse Effect.

      4.19 Deferral of Interest Payments on Junior Subordinated Notes. The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

Section 5. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company and the Trust as of the date hereof and as of each Closing Date as follows with respect to the Securities to be issued and sold and transactions to be entered into on the applicable Closing Date:

      5.1 Organization, Standing and Qualification. The Placement Agent is a corporation, validly existing and in good standing under the laws of the state of Tennessee, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. The Placement Agent is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of the Placement Agent.

      5.2 Power and Authority. The Placement Agent has all requisite power and authority to enter into this Agreement and to take all actions necessary on its part to consummate the transactions contemplated hereby, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

      5.3 General Solicitation. Neither the Placement Agent, nor any representative of the Placement Agent has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) or in any "directed selling efforts" (within the meaning of Regulation S under the Securities Act) in connection with any offer or sale of the Preferred Securities.

      5.4 Purchaser. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Preferred Securities for its own account, the Purchaser does not intend to distribute the Preferred Securities in contravention of the Securities Act or any other applicable securities laws.

      5.5 Qualified Purchasers. The Placement Agent has not offered or sold, and will not arrange for the offer or sale of, the Preferred Securities except (i) to those the Placement Agent reasonably believes are "accredited investors" (within the meaning of Rule 501 of Regulation D), (ii) in an offshore transaction complying with Rule 903 of Regulation S or (iii) in any other manner that does not require registration of the Preferred Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and
(b) future transfers of the Preferred Securities will not be made except in compliance with applicable securities laws.

      5.6 Offering Circulars. Neither the Placement Agent nor its representatives will include any nonpublic information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Preferred Securities without the prior written consent of the Company or the Trust, as applicable.

Section 6. Covenants of the Offerors. The Offerors covenant and agree with the Placement Agent and the Purchaser as follows:

      6.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Subsequent Closing Date, the Offerors shall use their best efforts to cause their representations and warranties contained in Section 4 hereof to be true as of the applicable Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such Closing Date.

      6.2 Sale and Registration of Securities. Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent and the Purchaser) to, directly or indirectly, (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (ii) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

      6.3 Use of Proceeds. The Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities solely to purchase the Junior Subordinated Notes from the Company.

      6.4 Investment Company. So long as any of the Securities are outstanding,
(i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither of the Offerors shall engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

      6.5 Solicitation and Advertising. Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to (other than the Placement Agent), (i) engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act or
(ii) engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

      6.6 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. The information provided by the Offerors pursuant to this Section 6.6 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

      6.7 Reports. Each of the Company and the Trust shall furnish to (i) the Placement Agent, (ii) the Purchaser and any subsequent holder of the Securities, and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by the Purchaser), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than one hundred (100) days after the end of each fiscal year of the Company during which the Junior Subordinated Notes are outstanding.

Section 7. Indemnification & Contribution.

      7.1 Indemnification.

      7.1.1 The Company and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent, the Purchaser, the Placement Agent's affiliates (collectively, the "Indemnified Parties") and the Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents furnished or made available to the Purchaser or the Placement Agent by or on behalf of the Company, the Trust, or their respective representatives pursuant to the due diligence request form provided by the Placement Agent in connection with the transactions contemplated by the Operative Documents, or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have, without permitting any duplicate recovery.

      7.1.2 The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under
Section 7.1.1 above.

      7.1.3 Promptly after receipt by an Indemnified Party under this Section 7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 7.1.1 above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in Section 7.1.1 above. The indemnifying party shall be entitled to appoint counsel at the indemnifying party's expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the Indemnified Party.

Notwithstanding the indemnifying party's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the Indemnified Party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. An Indemnified Party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action).

      7.1.4 In the event that the indemnity provided in Sections 7.1.1, 7.1.2 or
7.1.3 is unavailable to or insufficient to hold harmless an Indemnified Party for any reason, the Company, the Trust and the Placement Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Trust and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and by the Placement Agent on the other from the offering of the Securities; provided, however, that in no case shall the Placement Agent be responsible for any amount in excess of any purchase discount or commission applicable to the Preferred Securities purchased hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Trust and the Placement Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Trust shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the total amount of any commission specified in Section 2.4.1. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Trust on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7.1.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, the Purchaser, each person who controls the Placement Agent or the Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Placement Agent or the Purchaser shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer and director of the Company and each Administrator of the Trust shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.1.4.

Section 8. Rights and Responsibilities of Placement Agent.

      8.1 Reliance. In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agent or the Purchaser.

      8.2 Rights of Placement Agent. In connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agent was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

Section 9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company and the Trust prior to delivery of and payment for either series of Preferred Securities, if prior to such time (i) there has occurred any Material Adverse Effect, or (ii) trading in any of the Company's securities shall have been suspended by the SEC or the exchange upon which the Company's securities are traded, if any, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or Michigan authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Placement Agent's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

Section 10. Miscellaneous.

      10.1 Disclosure Schedule. The term "Disclosure Schedule," as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 4 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 4. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 4 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 10.1.

      10.2 Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Placement Agent, to:

                           SunTrust Capital Markets, Inc.
                           303 Peachtree Street, N.E., 24th Floor
                           Mail Code 3950
                           Atlanta, Georgia 30308
                           Facsimile: (404) 813-5000
                           Attention: Trust Preferred

with a copy to:

                           Powell, Goldstein, Frazer & Murphy
                           Sixteenth Floor
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Facsimile: (404) 572-6807
                           Attention: Katherine Koops
if to the Offerors, to:

                           Mercantile Bank Corporation
                           5650 Byron Center Avenue SW
                           Wyoming, Michigan 49509
                           Facsimile: (616 ) 406-3701
                           Telephone: (616) 406-3700
                           Attention: Chief Financial Officer

      The Placement Agent, the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

      10.3 Parties in Interest, Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 7 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without the Placement Agent's prior written consent. The rights and obligations of the Placement Agent and Purchaser under this Agreement may be assigned by such party without the Company's or the Trust's consent; provided that the assignee assumes the obligations of such party under this Agreement.

      10.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

      10.5 Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

      10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      10.7 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

      10.8 Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      10.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agent's and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

      10.10 Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchaser, the Company or the Trust or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 2.4 and 7 shall survive the termination or cancellation of this Agreement.

                     Signatures appear on the following page

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                             Very truly yours,

                                    MERCANTILE BANK CORPORATION

                                    By:  /s/ GERALD R. JOHNSON, JR.
                                        ---------------------------------------
                                        Gerald R. Johnson, Jr.
                                        Chairman and Chief Executive Officer

                                    MERCANTILE BANK CAPITAL TRUST I
                                    By: Mercantile Bank Corporation, as
                                    Depositor

                                       By:  /s/ GERALD R. JOHNSON, JR.
                                           ------------------------------------
                                           Gerald R. Johnson, Jr.
                                           Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED
as of the date first set forth above

SUNTRUST CAPITAL MARKETS, INC.,
as Placement Agent

By:  /s/ JAMES R. BENNISON
    ---------------------------------
     James R. Bennison
     Managing Director

                                                                      Schedule 1

                        List of Significant Subsidiaries

Mercantile Bank of West Michigan
Mercantile Bank Mortgage Company, LLC

                                                                       EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                   PREFERRED SECURITIES SUBSCRIPTION AGREEMENT

                                  [date], 2004

      THIS PREFERRED SECURITIES SUBSCRIPTION AGREEMENT (this "Agreement") made among Mercantile Bank Capital Trust I (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.), Mercantile Bank Corporation, a Michigan corporation, with its principal offices located at 5650 Byron Center Avenue SW, Wyoming, Michigan 49509 (the "Company" and, together with the Trust, the "Offerors"), STI Investment Management, Inc. (the "Purchaser"), and SunTrust Capital Markets, Inc. (as to Sections 1.2, 1.3 and Article III).

                                    RECITALS:

      A. The Trust desires to issue SIXTEEN Million ($16,000,000) Dollars of its Series [A][B] Floating Rate Preferred Securities (the "Series [A][B]Preferred Securities"), liquidation amount $1,000 per Preferred Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") by and among the Company, Wilmington Trust Company, as Property trustee, Wilmington Trust Company, as Delaware trustee, the administrative trustees named therein and the Holders (as defined therein), which Series [A][B] Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"); and

      B. The proceeds from the sale of the Series [A][B] Preferred Securities will be combined with the proceeds from the sale by the Trust to the Company of its Series [A][B] Common Securities, and will be used by the Trust to purchase an equivalent amount of Series [A][B] Floating Rate Junior Subordinated Notes of the Company (the "Series [A][B] Notes") to be issued by the Company pursuant to an indenture (the "Indenture") to be executed by the Company and Wilmington Trust Company, as Indenture Trustee; and

      C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   Article I
                    PURCHASE AND SALE OF PREFERRED SECURITIES

      1.1 Upon the execution of this Agreement, the Purchaser hereby agrees to purchase from the Trust Series [A][B] Preferred Securities at a price equal to $1,000 per Preferred Security (the "Purchase Price"), which Purchase Price is equal to sixteen Million ($16,000,000) Dollars, and the Trust agrees to sell such Series [A][B] Preferred Securities to the Purchaser for said Purchase Price. The rights and preferences of the Series [A][B] Preferred Securities are set forth in the Trust Agreement. The closing of the sale and purchase of the Series [A][B] Preferred Securities by the Offerors to the Purchaser shall occur on [CLOSING DATE], or such other later date as the parties may designate (the "Closing Date") The Purchase Price is payable in immediately available funds on the Closing Date. The Offerors shall provide the Purchaser payment instructions no later than two
(2) days prior to the Closing Date.

      1.2 The Placement Agreement, dated as of September 16, 2004 (the "Placement Agreement"), among the Offerors and the Placement Agent identified therein (the "Placement Agent") includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement, and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

      1.3 Subject to the provisions of Section 2 hereof, the Purchaser may resell the Series [A][B] Preferred Securities to a subsequent purchaser (any such purchaser from the Purchaser being referred to hereinafter as a "Subsequent Purchaser"). Upon transfer of the Series [A][B] Preferred Securities to a Subsequent Purchaser, the Subsequent Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement and this Agreement, and shall be entitled to enforce the obligations of the Offerors under the Placement Agreement and this Agreement, as fully as if the Subsequent Purchaser were a party to the Placement Agreement and this Agreement.

                                   Article II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      2.1 The Purchaser understands and acknowledges that the Series [A][B] Preferred Securities, the Series [A][B] Notes and the Guarantee (i) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, (ii) are being offered for sale by the Trust in transactions not requiring registration under the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

      2.2 The Purchaser represents and warrants that it is purchasing the Series [A][B] Preferred Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Series [A][B] Preferred Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law. The Purchaser understands that no public market exists for any of the Series [A][B] Preferred Securities, and that it is unlikely that a public market will ever exist for the Series [A][B] Preferred Securities.

      2.3 The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Series [A][B] Preferred Securities and any such questions have been answered to its satisfaction; (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agent.

      2.4 The Purchaser represents and warrants that it is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

      2.5 The Purchaser represents and warrants that it was not formed solely for the purpose of investing in the Series [A][B] Preferred Securities, and additional capital or similar contributions were not specifically solicited from any person owning a beneficial interest in it for the purpose of enabling it to purchase any Series [A][B] Preferred Securities. The Purchaser is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made or the allocation of any investment among such partners, beneficiaries or participants, and it agrees that it shall not hold the Series [A][B] Preferred Securities for the benefit of any other person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Series [A][B] Preferred Securities or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distribution on the Series [A][B] Preferred Securities. The Series [A][B] Preferred Securities purchased directly or indirectly by the Purchaser constitute an investment of no more than 40% of its assets.

      2.6 The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated hereby, and it has full right and power to subscribe for Series [A][B] Preferred Securities and perform its obligations pursuant to this Agreement.

      2.7 The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

      2.8 The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

                                  Article III
                                 MISCELLANEOUS

      3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

          To the Offerors:          Mercantile Bank Corporation
                                    5650 Byron Center Avenue SW
                                    Wyoming, Michigan 49509
                                    Attention: Chief Financial Officer
                                    Fax: (616 ) 406-3701

          To the Purchaser:         SunTrust Capital Markets, Inc.
                                    303 Peachtree Street, N.E.
                                    24th Floor, Mail Code 3950
                                    Atlanta, Georgia 30308
                                    Fax: (404) 813-5000
                                    Attention: Trust Preferred

      Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

      3.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      3.3 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Series [A][B] Preferred Securities as herein provided.

      3.4 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      3.5 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      3.6 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      3.7 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

      IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

STI INVESTMENT MANAGEMENT, INC.

By: _______________________________
     Name:
     Title:

                                 MERCANTILE BANK CORPORATION

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 MERCANTILE BANK CAPITAL TRUST I
                                 By: Mercantile Bank Corporation, as
                                 Depositor

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 SUNTRUST CAPITAL MARKETS, INC.
                                 (for purposes of the rights and obligations in Sections 1.2, 1.3 and Article III only)

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT B-1

                         FORM OF COMPANY COUNSEL OPINION

                                 [CLOSING DATE]

SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
24th Floor, Mail Code 3947
Atlanta, Georgia  30308

STI Investment Management, Inc.
2202 Polly Drummond Office Park
Newark, Delaware 19711

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600

Ladies and Gentlemen:

      We have acted as counsel to Mercantile Bank Corporation (the "Company"), a Michigan corporation in connection with a certain Placement Agreement, dated September 16, 2004, (the "Placement Agreement"), between the Company and Mercantile Bank Corporation (the "Trust"), on one hand, and SunTrust Capital Markets, Inc. (the "Placement Agent"), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to STI Investment Management, Inc. (the "Purchaser"), $16,000,000 aggregate principal amount of Series [A][B] Floating Rate Preferred Securities (liquidation amount $1,000.00 per capital security) (the "Preferred Securities"), which Preferred Securities are guaranteed on a subordinated basis by the Company to the extent set forth in the Guarantee Agreement dated September 16, 2004, between the Company and the Guarantee Trustee named therein (the "Guarantee Agreement"). The Trust is purchasing, with the proceeds of the Preferred Securities and 495 Series [A][B] Common Securities (the "Common Securities"), $16,495,000 aggregate principal amount of Series [A][B] Floating Rate Junior Subordinated Notes due 2034 (the "Junior Subordinated Notes") of the Company issued pursuant to an Indenture dated as of September 16, 2004 (the "Indenture"), between the Company and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee").

      Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Placement Agreement.

      The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Michigan.

                                     B-1-1

      We have made such investigations of law as, in our judgment, were necessary to render the following opinions. We have also reviewed (a) the Company's Articles of Incorporation, as amended, and its Bylaws, as amended; and
(b) such corporate documents, records, information and certificates of the Company and its subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and its subsidiaries and the Trust after discussing the contents thereof with such officers. We have not made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company or any of its subsidiaries, and we have not conducted any independent search of any public records in connection with our rendering our opinions set forth herein.

      In rendering the opinions expressed below, we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the authenticity of all documents submitted to us as originals,
(iii)the conformity with authentic original documents of all documents submitted to us as copies, and (iv) the legal capacity of all natural persons. We have assumed (except to the extent set forth in our opinions below as to the Company)
(a) that all parties to, or that have otherwise executed, the Operative Documents have been duly organized or formed, as the case may be, and are in good standing under the laws of their respective jurisdictions of organization or formation, as the case may be, and have full power, corporate or other, to enter into and perform all obligations thereunder and (b) the due authorization by all requisite action, corporate or otherwise, and execution delivery by such persons of such documents.

      Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

      1. The Company is validly existing and in good standing under the laws of the State of Michigan and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects.

      2. The issuance, sale and delivery of the Preferred Securities and the Junior Subordinated Notes in accordance with the terms and conditions of the Placement Agreement and the other Operative Documents have been duly authorized by all necessary actions of the Company. The issuance, sale and delivery of the Junior Subordinated Notes by the Company and the issuance, sale and delivery of the Preferred Securities and Common Securities by the Trust do not give rise to any preemptive rights to subscribe for or to purchase any shares of capital stock or equity securities of the Company under the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement or other instrument to which the Company is a party or by which the Company may be bound.

                                      B-1-2

      3. The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement of even date herewith relating to the Preferred Securities (the "Subscription Agreement"), and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

      4. Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company. Each of the Indenture and the Guarantee Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

      5. The Junior Subordinated Notes have been duly authorized for issuance by the Company, and the Junior Subordinated Note issued and delivered by the Company to the Trust on this date has been duly executed and delivered by the Company and, assuming due authentication by the Indenture Trustee under the Indenture, is entitled to the benefits of the Indenture and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      6. The execution, delivery and performance of the Placement Agreement and the other Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the other Operative Documents do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiaries pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (i) the articles of incorporation or charter, bylaws or other governing documents of the Company or the Subsidiaries, or (ii) to our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument known to us to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (iii) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or the Subsidiaries or any of their respective properties which, in each case, is material to the Company and the Subsidiaries on a consolidated basis.

      7. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including without limitation, any court, governmental body or authority) is required under the laws of the State of Michigan in connection with the offer and sale of the Preferred Securities as contemplated by the Placement Agreement and the other Operative Documents.

                                      B-1-3

      8. To our knowledge, (i) neither the Company nor any of the Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation or Charter, Bylaws or other governing documents, and (ii) no action, suit or proceeding is pending or threatened against the Company or any of the Subsidiaries, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the other Operative Documents or the issuance and sale of the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and its subsidiaries on a consolidated basis.

      9. Assuming the accuracy of the representations of the Company, the Placement Agent and the Purchaser in the respective Operative Documents, it is not necessary in connection with the offering, sale and delivery of the Preferred Securities, the Junior Subordinated Notes and the Guarantee Agreement (or the Guarantee) to the Purchaser pursuant to the Subscription Agreement to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

      10. Neither the Company nor the Trust is or after giving effect to the offering and sale of the Preferred Securities and the consummation of the transactions described in the Placement Agreement will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended.

      Our opinions set forth herein are limited by the following exceptions and qualifications:

      (A) The opinions expressed in the first two sentences of numbered paragraph 1 of this Opinion Letter are based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Subsidiaries.

      (B) As used in paragraph 1 of this Opinion Letter, the term "in good standing" shall mean (i) when used in connection with a corporation, that all filings and registrations required to have been made by such corporation under the [STATE BUSINESS CORPORATION CODE] have been made and that all filing fees that are due and payable in connection therewith have been paid, and (ii) when used in connection with a bank, that all filings and registrations required to have been made by such bank under the [APPLICABLE FINANCIAL CODE] have been made and that all filing fees that are due and payable in connection therewith have been paid.

      (C) We have assumed for purposes of this Opinion Letter that all the documents as to which we have opined with respect to enforceability constitute the legal, valid and binding obligations of the parties thereto other than the Company.

                                      B-1-4

      (D) Our opinions regarding the legality, validity, binding effect or enforceability of each of the Placement Agreement and Subscription Agreement are subject to and limited by: (i) bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors, generally; (ii) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies; (iii) the possible unenforceability, as contrary to public policy, of provisions regarding indemnities for violations of securities laws; and (iv) the possible unavailability of certain remedies in the case of a non-material breach.

      (E) Our opinions regarding the legality, validity, binding effect or enforceability of each of the Indenture, the Trust Agreement, the Guarantee Agreement and the Junior Subordinated Notes are subject to and limited by: (i) bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors, generally; and (ii) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies.

      With respect to any matters indicated herein to be limited to our knowledge (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge which attorneys who are members of or are employed by this firm have obtained solely in connection with the representation of the Company with respect to the offering of the Preferred Securities and the other transactions contemplated by the Placement Agreement.

      With respect to the foregoing opinions, we do not express any opinions as to the laws of the state of New York and have assumed, with your approval and without rendering any opinion to such effect, that to the extent applicable, the laws of the State of New York are substantively identical to the laws of the State of Michigan which would apply, without regard to conflict of law provisions, were the matter in question governed by the laws of Michigan. We express no opinion as to matters of choice of law (including the enforceability of any choice of law provisions in any agreement).

      This opinion is rendered to you solely pursuant to Section 3.2(a) of the Placement Agreement. As such, it may be relied upon by you or by a Subsequent Purchaser as defined in Section 3.2 of the Placement Agreement only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

                                                     Very truly yours,

                                                     DICKINSON WRIGHT  PLLC

                                      B-1-5

                                                                     EXHIBIT B-2

                           FORM OF TAX COUNSEL OPINION

      Pursuant to Section 3.2(c) of the Placement Agreement, Powell Goldstein LLP counsel for the Placement Agent and Purchaser, shall deliver an opinion to the following effect:

Mercantile Bank Corporation
5650 Byron Center Avenue SW
Wyoming, Michigan 49509

SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
24th Floor, Mail Code 3950
Atlanta, Georgia 30308

STI Investment Management, Inc.
2202 Polly Drummond Office Park
Newark, Delaware 19711

Ladies and Gentlemen:

      We have acted as counsel to SunTrust Capital Markets, Inc. (the "Placement Agent"), a Tennessee corporation, and STI Investment Management, Inc. (the "Purchaser"), a Delaware corporation, in connection with the Purchaser's purchase of $16,000,000 Series [A][B] Floating Rate Preferred Securities (liquidation amount $1,000 per capital security) (the "Preferred Securities") to be issued by Mercantile Bank Capital Trust I (the "Trust"). The Preferred Securities represent undivided beneficial ownership interests in $16,495,000 in aggregate principal amount of Series [A][B] Floating Rate Junior Subordinated Notes due 2034 (the "Junior Subordinated Notes") of Mercantile Bank Corporation (the "Company"). This opinion letter is furnished pursuant to Section 3.2(b) of the Placement Agreement dated September 16, 2004, between the Company, the Trust and the Placement Agent.

      In arriving at the opinions expressed below we have examined executed copies of (i) the Amended and Restated Trust Agreement of the Trust dated the date hereof (the "Trust Agreement") and (ii) the Junior Subordinated Indenture relating to the issuance of the Junior Subordinated Notes dated the date hereof (the "Indenture") (together, the "Operative Documents"). In addition, we have relied on the representations of the Company contained in its letter dated as of the date hereof and delivered to us in connection with the issuance of our opinions expressed below. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of facts contained therein. We have also made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

                                      B-2-1

      Based upon and subject to the foregoing and such further qualifications as set forth below, it is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein:

      1. the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association that is taxable as a corporation, and

      2. the Junior Subordinated Notes will be treated for United States federal income tax purposes as indebtedness of the Company.

      Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America. In rendering this opinion, we make no undertaking to advise you of the effect of changes in matters of law or fact occurring subsequent to the date hereof.

      This opinion is rendered to you solely pursuant to Section 3.2(b) of the Placement Agreement. As such, it may be relied upon by you and by any Subsequent Purchaser as defined in Section 3.2 of the Placement Agreement only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

                                          Very truly yours,

                                          POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                      B-1-2

                                                                     EXHIBIT B-3

                     FORM OF DELAWARE COUNSEL TRUST OPINION

      Pursuant to Section 3.2(c) of the Placement Agreement, and with respect to each series of Preferred Securities, Common Securities, and Junior Subordinated Notes to be issued in accordance therewith, Richards, Layton & Finger, P.A., special Delaware counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Amended and Restated Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Subscription Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

(iii) under the Delaware Statutory Trust Act, the certificate attached to the Amended and Restated Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Subscription Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Amended and Restated Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Amended and Restated Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Amended and Restated Trust Agreement;

(iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the related Amended and Restated Trust Agreement and the related Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                                      B-3-1

(v) under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

(vi) under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the execution and delivery by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vii) the Amended and Restated Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Amended and Restated Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and Subscription Agreement and compliance by the Trust with its obligations thereunder do not violate (a) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (b) any applicable Delaware law, rule or regulation;

(ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and the Subscription Agreement and compliance by the Trust with its obligations thereunder; and

(x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by

                                      B-3-2
      the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                      B-3-3

                                                                     EXHIBIT B-4

                         FORM OF TRUSTEE COUNSEL OPINION

      Pursuant to Section 3.2(d) of the Placement Agreement, and with respect to each series of Preferred Securities, Common Securities, and Junior Subordinated Notes to be issued in accordance therewith, Richards, Layton & Finger, P.A., special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

      (1) Wilmington Trust Company (the "Bank") has been duly incorporated and is validly existing in good standing as a Delaware banking corporation under the laws of the State of Delaware and has the power and authority to enter into, and to take all action required of it under, the Transaction Documents.

      (2) The Transaction Documents have been duly authorized, executed and delivered by the Trustee, the Property Trustee and the Guarantee Trustee and each constitutes a legal, valid and binding obligation of the Trustee, the Property Trustee and the Guarantee Trustee enforceable against them in accordance with their respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee the Property Trustee and the Guarantee Trustee and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (3) The Securities have been duly authenticated and delivered by the Trustee.

      (4) The Preferred Securities have been duly authenticated and delivered by the Property Trustee.

      (5) The execution and delivery of each of the Transaction Documents by the Trustee, the Property Trustee and the Guarantee and the performance by them of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Delaware governing the banking or trust powers of the Bank, or (B) the charter or By-laws of the Bank.

      (6) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust powers of the Bank is required in connection with the execution and delivery by the Trustee, the Property Trustee and the Guarantee Trustee of the Transaction Documents or the performance by the Trustee, the Property Trustee and the Guarantee Trustee of the terms of the Transaction Documents, other than the filing of the Certificate of Trust.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the banking and trust powers of the Bank and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                      B-4-1

                                                                         Annex F

                                     Annex F

                              OFFICER'S CERTIFICATE

      The undersigned, the [Chief Financial Officer] [Treasurer] [Executive Vice President] hereby certifies, pursuant to Section 6.9 of the Placement Agreement, dated as of September 16, 2004, among Mercantile Bank Corporation (the "Company"), Mercantile Bank Capital Trust I (the "Trust") and SunTrust Capital Markets, Inc. that, as of [date], [20__], the Company had the following ratios and balances:

[BANK HOLDING COMPANY/THRIFT HOLDING COMPANY]

As of [Quarterly Financial Dates], 2004

Tier 1 Risk Weighted Assets                                       _____________%

Ratio of Double Leverage                                          _____________%

Non-Performing Assets to Loans and OREO                           _____________%

Tangible Common Equity as a Percentage of Tangible Assets         _____________%

Ratio of Reserves to Non-Performing Loans                         _____________%

Ratio of Net Charge-Offs to Loans                                 _____________%

Return on Average Assets (annualized)                             _____________%

Net Interest Margin (annualized)                                  _____________%

Efficiency Ratio                                                  _____________%

Ratio of Loans to Assets                                          _____________%

Ratio of Loans to Deposits                                        _____________%

Total Assets                                                    $ _____________%

Year to Date Income                                             $ _____________%

* A table describing the quarterly report calculation procedures is provided on page __

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [date], 20__.]

                                                                         Annex F

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of this _____ day of _____________, 20__

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                     Mercantile Bank Corporation
                                                     5650 Byron Center Avenue SW
                                                     Wyoming, Michigan 49509
                                                     (616) 406-3700

                              Financial Definitions

                              BANK HOLDING COMPANY

                          CORRESPONDING FRY-9C OR LP LINE ITEMS WITH LINE ITEM
     REPORT ITEM                        CORRESPONDING SCHEDULES                             DESCRIPTION OF CALCULATION
----------------------- -------------------------------------------------------- --------------------------------------------------
Tier 1 Risk Weighted    BHCK7206                                                 Tier 1 Risk Ratio: Core Capital (Tier 1)/
Assets                  Schedule HC-R                                            Risk-Adjusted Assets
----------------------- -------------------------------------------------------- --------------------------------------------------
Ratio of Double         (BHCP0365)/(BCHCP3210)                                   Total equity investments in subsidiaries  divided
Leverage                Schedule PC in the LP                                    by the total equity capital. This field is
                                                                                 calculated at the parent company level.
                                                                                 "Subsidiaries" include bank, bank holding
                                                                                 company, and non-bank subsidiaries.
----------------------- -------------------------------------------------------- --------------------------------------------------
Non-Performing Assets   (BHCK5525-BHCK3506+BHCK5526-BHCK3507+BHCK2744)/          Total Nonperforming Assets (NPLs+Foreclosed Real
to Loans and OREO       (BHCK2122+ Schedules HC-C, HC-M & HC-N                   Estate+Other Nonaccrual & Repossessed
                                                                                 Assets)/Total Loans+Foreclosed Real Estate
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHDM3210-BHCK3163)/(BHCK2170-BHCK3163)
Tangible Common                                                                  (Equity Capital - Goodwill)/(Total Assets -
Equity as a             Schedule HC                                              Goodwill)
Percentage of
Tangible Assets
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCK3123+BHCK3128)/(BHCK5525-
                        BHCK3506+BHCK5526-BHCK3507)
Ratio of Reserves to                                                             Total Loan Loss and Allocated Transfer  Risk
Non-Performing Loans    Schedules HC & HC-N & HC-R                               Reserves/ Total  Nonperforming Loans (Nonaccrual
                                                                                 + Restructured)
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCK4635-BHCK4605)/(BHCK3516)
Ratio of Net                                                                     Net charge  offs for the period as a percentage
Charge-Offs to Loans    Schedules HC-B & HC-K                                    of average loans.
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCK4340/BHCK3368)
Return on Average                                                                Net Income as a percentage of Assets.
Assets (annualized)     Schedules HI & HC-K
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCK4519)/(BHCK3515+BHCK3365+BHCK3516+
                        BHCK3401+BHCKB985)
Net Interest Margin                                                              (Net Interest Income Fully Taxable Equivalent,
(annualized)            Schedules HI Memorandum and HC-K                         if available/Average Earning Assets)
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCK4093)/(BHCK4519+BHCK4079)
Efficiency Ratio                                                                 (Non-interest Expense)/(Net Interest Income
                        Schedule HI                                              Fully Taxable Equivalent, if available, plus
                                                                                 Non-interest Income)
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCKB528+BHCK5369)/(BHCK2170)
Ratio of Loans to                                                                Total Loans & Leases (Net of Unearned Income &
Assets                  Schedule HC                                              Gross of Reserve)/Total Assets
----------------------- -------------------------------------------------------- --------------------------------------------------
                        (BHCKB528+BHCK5369)/(BHDM6631+BHDM6636
                        +BHFN6631+BHFN6636)
Ratio of Loans to                                                                Total Loans & Leases (Net of Unearned Income &
Deposits                Schedule HC                                              Gross of Reserve)/Total Deposits (Includes
                                                                                 Domestic and Foreign Deposits)

                        (BHCK2170)
Total Assets                                                                     The sum of total assets. Includes cash and
                        Schedule HC                                              balances due from depository institutions;
                                                                                 securities; federal funds sold and securities
                                                                                 purchased under agreements to resell; loans and
                                                                                 lease financing receivables; trading assets;
                                                                                 premises and fixed assets; other real estate owned;
                                                                                 investments in unconsolidated subsidiaries and
                                                                                 associated companies; customer's liability on
                                                                                 acceptances outstanding; intangible assets; and
                                                                                 other assets.

                              DISCLOSURE SCHEDULES

                                SCHEDULE 4.15(a)

                              FINANCIAL STATEMENTS

      On August 16, 2004, the Company, gave notice of its intent to redeem in full on September 17, 2004 the $16,000,000 Junior Subordinated Debentures Due 2029 of the Company.

                                       1